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                                                                    EXHIBIT 23.1


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 31, 1997, except for Note 12, as to which the date is August 27, 1997, in the Registration Statement, as amended, (Form S-3
Nos. 333-48231 and 333-48231-01) and related Prospectus of BREED Technologies, Inc. for the Registration of 10,986,500 shares of its Common Stock, its 6.5% Convertible Subordinated Debentures, and the 6.50% Convertible Trust Preferred Securities of BTI Capital Trust.


/s/ Ernst & Young

Tampa, Florida
June 4, 1998